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
                                                                           EXHIBIT 12


                     MERRILL LYNCH PREFERRED CAPITAL TRUST V
                     MERRILL LYNCH PREFERRED FUNDING V, L.P.
                      COMPUTATION OF RATIOS OF EARNINGS TO
          COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                             (dollars in thousands)


                                         FOR THE THREE MONTHS ENDED SEPTEMBER 24, 1999
                                         ---------------------------------------------
                                         MERRILL LYNCH                  MERRILL LYNCH
                                           PREFERRED                      PREFERRED
                                         CAPITAL TRUST V               FUNDING V, L.P.
                                         ---------------               ---------------
Earnings                                    $ 15,949                     $ 18,698
                                            ========                     ========



Fixed charges                               $   -                        $   -

Preferred securities distribution
  requirements                                15,470                       15,949
                                            --------                     --------

Total combined fixed charges and
  preferred securities distributions        $ 15,470                     $ 15,949
                                            ========                     ========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                      1.03                         1.17






                                         FOR THE NINE MONTHS ENDED SEPTEMBER 24, 1999
                                         --------------------------------------------
                                          MERRILL LYNCH                MERRILL LYNCH
                                            PREFERRED                    PREFERRED
                                         CAPITAL TRUST V              FUNDING V, L.P.
                                         ----------------             ---------------

Earnings                                    $ 47,846                     $ 56,087
                                            ========                     ========



Fixed charges                               $   -                        $   -

Preferred securities distribution
  requirements                                46,410                       47,846
                                            --------                     --------

Total combined fixed charges and
  preferred securities distributions        $ 46,410                     $ 47,846
                                            ========                     ========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                      1.03                         1.17

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